The Company computes its earnings per share in accordance with SFAS 128 "Earnings Per Share." The following table sets forth the computation for basic and diluted earnings per share (in thousands, except per share amounts):


                                       Three Months Ended      Six Months Ended
                                             June 30,               June 30,
                                          1998     1997         1998      1997
                                          ----     ----         ----      ----
NUMERATOR

Net income before extraordinary item   $  7,635  $  2,918   $ 12,664  $  6,411
Extraordinary item                        1,276       -        1,276       -
                                          -----     -----     ------     -----
Net income after extraordinary item    $  6,359  $  2,918   $ 11,388  $  6,411


DENOMINATOR

Weighted average shares
    outstanding                          19,792    14,244     17,322    14,273
Dilutive effect of:
  Stock options and other
  exercisable shares                      1,398       220      1,156       172
                                         ------    ------     ------    ------
Adjusted weighted average shares
  outstanding                            21,190    14,464     18,478    14,445



Basic earnings per share before
  extraordinary item                   $   0.39  $   0.20   $   0.73  $   0.45
Less: Extraordinary item                  (0.07)       -       (0.07)       -
                                           ----      ----       ----      ----
Basic earnings per share after
  extraordinary item                   $   0.32  $   0.20   $   0.66  $   0.45


Diluted earnings per share before
  extraordinary item                   $   0.36  $   0.20   $   0.69  $   0.44
Less: Extraordinary item                  (0.06)       -       (0.07)       -
                                           ----      ----       ----      ----
Diluted earnings per share after
  extraordinary item                   $   0.30  $   0.20   $   0.62  $   0.44
                                           ====      ====       ====      ====


